                                                                    EXHIBIT 23.1

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-58598) and Form S-3 (Nos. 333-93885, 333-87415,
333-76771, 333-45200, 333-76056, 333-76916 and 333-64606) of RailAmerica, Inc.
of our report dated March 3, 2003, except for the reclassifications relating to the discontinued operations and the adoption of Statement of Financial Accounting Standards No. 145 discussed in Note 20, for which the date is January 14, 2004 which appears in this Current Report on Form 8-K dated January 21, 2004.


/s/ PricewaterhouseCoopers LLP
------------------------------------
PricewaterhouseCoopers LLP

Miami, Florida
January 21, 2004

                                       24